Exhibit 31.3

I, Andrew Marsh, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Plug Power Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2023	by:	/s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer